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                                                                   EXHIBIT 10.60

                               SECURITY AGREEMENT

         SECURITY AGREEMENT, dated as of July 30, 2004, (this "Security Agreement") by and among (a) BORDERS GROUP, INC., a Michigan corporation ("BGI"), BORDERS, INC., a Colorado corporation ("Borders"), WALDEN BOOK COMPANY, INC., a Colorado corporation and BORDERS OUTLET, INC., a Colorado corporation (collectively, the "Companies") and (b) FLEET RETAIL GROUP, INC. ("Fleet"), in its capacity as collateral agent (in such capacity, the "Collateral Agent") on behalf and for the benefit of the Secured Parties (as hereinafter defined).

                                    RECITALS

         WHEREAS, reference is made to (i) that certain Amended and Restated Multicurrency Revolving Credit Agreement dated as of the date hereof (as amended, modified, or restated and in effect from time to time, the "Credit Agreement"), among the Borrowers (as defined below), the financial institutions party thereto as lenders, including any issuing banks and swingline lenders thereunder (collectively, the "Lenders"), Fleet, in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and the other agents party thereto (together with the Lenders and the Administrative Agent, collectively the "Bank Creditors") and (ii) those certain Note Purchase Agreements each dated as of July 30, 2002 as amended pursuant to Amendment No. 1 to Note Purchase Agreements dated as of July ___, 2004 (as further amended, modified, or restated and in effect from time to time, collectively, the "Note Purchase Agreement") pursuant to which BGI issued $50,000,000 of its 6.31% Senior Guaranteed Notes due July 30, 2006 (the "Senior Notes") to the Purchasers named in the Note Purchase Agreement (together with the other holders from time to time of the Senior Notes, the "Noteholders" and, collectively with the Bank Creditors and the Collateral Agent, the "Secured Parties");

         WHEREAS, the Lenders have agreed to make loans or otherwise extend credit to the Borrowers upon terms and subject to the conditions specified in the Credit Agreement;

         WHEREAS, as a result of the Companies' willingness to grant liens to the Lenders, the Companies are obligated under the Note Purchase Agreement to grant liens to the Noteholders, as well;

         WHEREAS, each of the Noteholders, the Collateral Agent, and the Administrative Agent on behalf of the Bank Creditors, have entered into the Collateral Agency Agreement (as amended and in effect from time to time, the "Collateral Agency Agreement") dated as of the date hereof to, among other things, more fully set forth their respective rights and obligations with respect to the Collateral;

         WHEREAS, it is a condition precedent (i) to the Lenders' making any loans or otherwise extending credit to the Borrowers under the Credit Agreement and (ii) to the Noteholders agreeing to amend certain provisions of the Note Purchase Agreement, that

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                                      -2-

each of the Companies execute and deliver to the Collateral Agent, for the benefit of the Secured Parties, a security agreement in substantially the form hereof; and

         WHEREAS, each of the Companies wishes to grant a security interest in favor of the Collateral Agent for the benefit of the Secured Parties, as herein provided.

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.  DEFINITIONS.

                  1.1. DEFINITIONS OF TERMS USED HEREIN. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement as in effect on the date hereof. The term "State" as used herein, means the Commonwealth of Massachusetts. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. Unless otherwise provided herein, the rules of interpretation set forth in Section 1.2 of the Credit Agreement shall apply to this Security Agreement.

                  1.2. DEFINITION OF CERTAIN TERMS USED HEREIN. As used herein, the following terms shall have the meanings set forth below.

                  "Accounts" shall mean all accounts as defined in the Uniform Commercial Code of the State including, all accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) arising out of the sale, lease, license, assignment or other disposition of Inventory and/or arising out of the use of a credit or charge card or information contained on or used with that card.

                  "Administrative Agent" shall have the meaning set forth in the recitals hereto.

                  "Bank Credit Obligations" shall have the meaning given to the term "Obligations" in the Credit Agreement.

                  "Bank Creditors" shall have the meaning set forth in the recitals hereto.

                  "Borrowers" shall have the meaning given to the term "Borrowers" in the Credit Agreement.

                  "BGI" shall have the meaning set forth in the preamble hereto.

                  "Cash Dominion Cure Event" shall mean, (a) with respect to any Cash Dominion Event arising from an Event of Default, (i) such Event of Default is

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                                      -3-

         waived by the Lenders or the Noteholders, as applicable, or otherwise remedied by the Borrowers in accordance with the Credit Agreement or the Note Purchase Agreement, as applicable, and (ii) no Event of Default occurs at any time during a period of sixty (60) consecutive days following the date on which such Event of Default is so waived or otherwise remedied and (b) with respect to any other Cash Dominion Event, the Total Facility Usage Ratio (as defined in the Credit Agreement) has not exceeded 90% for a period of sixty (60) consecutive days. Notwithstanding the foregoing, if a Cash Dominion Event occurs more than two times during any twelve (12) month period, no Cash Dominion Cure Event shall occur until twelve (12) months have elapsed from the date the first such Cash Dominion Event commenced.

                  "Cash Dominion Event" shall mean any time either (a) an Event of Default shall have occurred or (b) the Total Facility Usage Ratio (as defined in the Credit Agreement) exceeds 90% for a period of four
         (4) consecutive Business Days.

                  "Collateral Agent" shall have the meaning set forth in the preamble hereto.

                  "Collateral" shall mean the following assets of each Company:
         (a) all Accounts, (b) all Inventory, (c) all deposit accounts (including, without limitation, any bank accounts, checking accounts, concentration accounts and demand deposit accounts), (d) all documents relating to Accounts or Inventory, (e) all cash and cash equivalents,
         (f) all chattel paper arising from the sale of Accounts or Inventory,
         (g) all instruments, General Intangibles, supporting obligations, letter-of-credit rights and rights under contracts for sale solely to the extent any of the foregoing arise from or relate to the sale or disposition of Accounts or Inventory or are necessary or useful in connection with the sale of the Accounts or Inventory, (h) all policies and certificates of insurance and all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, with respect to any of the foregoing, (i) all books, records, and information relating to any of the foregoing, and all rights of access to such books, records, and information, (j) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (i)), including the right of stoppage in transit, and (k) any of the foregoing whether now owned or now due, or in which any Company has an interest, or hereafter acquired, arising, or to become due, or in which any Company obtains an interest, and all products, proceeds, substitutions, and accessions of or to any of the foregoing.

                  "Companies" shall have the meaning set forth in the preamble hereto.

                  "Credit Agreement" shall have the meaning set forth in the recitals hereto.

                  "Enforcement Notice" shall mean a written notice delivered by the Required Secured Parties to the Collateral Agent and any other Secured Parties, stating that an Event of Default (as defined herein) has occurred and that the

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                                      -4-

         Required Secured Parties delivering such notice intend to realize upon the security interest granted to the Collateral Agent, for the benefit of the Secured Parties, in all or any portion of the Collateral and instructing the Collateral Agent to take actions to realize upon any such Collateral. An Enforcement Notice shall be deemed to have been given when the Enforcement Notice has been received by the Collateral Agent and the other Secured Parties by certified U.S. mail, return receipt requested, and to have been rescinded when the Collateral Agent and the other Secured Parties have received written notice from the Required Secured Parties that such Event of Default has been cured or effectively waived for purposes of this Security Agreement. An Enforcement Notice shall be deemed to be outstanding at all times after such Notice has been given until such time, if any, as such Notice has been rescinded; provided that any such Enforcement Notice may only be rescinded by the Required Secured Parties of the same type (i.e., the RSPs or the relevant Standstill RSPs) which have delivered such Enforcement Notice to the Collateral Agent.

                  "Event of Default" shall mean any "Event of Default" as defined in the Credit Agreement or any "Event of Default" as defined in the Note Purchase Agreement.

                  "Fleet" shall have the meaning set forth in the preamble hereto.

                  "General Intangibles" shall have the meaning given that term in the Uniform Commercial Code of the State.

                  "Inventory" shall include "inventory" as defined in the Uniform Commercial Code of the State and also all: (a) goods of a Company which (i) are leased by such Company as lessor, (ii) are held by such Company for sale or lease or to be furnished under a contract of service, (iii) are furnished by such Company under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed and rejected; (d) packaging and shipping materials related to any of the foregoing; and (e) all documents which represent any of the foregoing.

                  "Lenders" shall have the meaning set forth in the recitals hereto.

                  "Noteholders" shall have the meaning set forth in the recitals hereto.

                  "Note Purchase Agreement" shall have the meaning set forth in the recitals hereto.

                  "Obligations" shall mean collectively the Bank Credit Obligations and the Senior Note Obligations.

                  "Outstanding Bank Credit Obligations" shall mean, at any time, the sum (without duplication) of (i) the aggregate principal amount of the Revolving

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                                      -5-

         Credit Loans and the Swingline Loans at such time and the aggregate amount of accrued and unpaid interest thereon at such time, (ii) any LC Exposure and accrued and unpaid interest thereon at such time, (iii) the aggregate amount of all other monetary obligations that are accrued and owing at such time to the Bank Creditors or any of them under the Credit Agreement and the other Loan Documents, including fees, costs, expenses, indemnities and premiums, if any, (v) the aggregate amount of all monetary obligations of the Companies at such time under all Hedging Agreements entered into with any counterparty that is or was a Bank Creditor at the time such Hedging Agreement was entered into or any of their respective affiliates, and (vi) all indebtedness, obligations and liabilities of the Companies in connection with Cash Management Services provided by the Bank Creditors and any of their respective affiliates.

                  "Outstanding Obligations" shall mean, at any time, the sum of
         (i) the Outstanding Bank Credit Obligations at such time and (ii) the Outstanding Senior Note Obligations at such time.

                  "Outstanding Senior Note Obligations" shall mean at any time, the sum (without duplication) of (a) the aggregate principal amount of the outstanding Senior Notes at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (b) the aggregate amount of all other monetary obligations that are accrued and owing at such time to the Noteholders or any of them under the Note Purchase Agreement, the Senior Notes, the Security Documents (as defined in the Note Purchase Agreement) and the Guaranty Agreement (as defined in the Note Purchase Agreement), including fees, costs, expenses, indemnities, Make-Whole Amounts and premiums.

                  "Required Holders" shall have the meaning set forth in the Note Purchase Agreement.

                  "Required Secured Parties" shall mean the Secured Parties holding at least 51% of the sum of (x) the aggregate principal amount of the Outstanding Obligations and (y) unless the Commitments of the Lenders have been terminated pursuant to the terms of the Credit Agreement, the undrawn Commitments at such time (the "RSPs"); provided that solely in the event that a payment default has occurred with respect to either of, but not both, the Bank Credit Obligations or the Senior Note Obligations, as applicable, and such payment default continues for thirty (30) consecutive days after notice of such payment default is delivered to the Collateral Agent (such 30 day period commencing after the receipt of the relevant notice of payment default, the "Standstill Period") and an Enforcement Notice by the RSPs has not otherwise been delivered to the Collateral Agent (or if so delivered, has been subsequently rescinded by the RSPs), "Required Secured Parties" shall also mean the Required Lenders or, as the case may be, the Required Holders with respect to whom such payment default has occurred and is continuing (during any payment default, such Required Holders or Required Lenders, as the case may be, being hereinafter

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                                      -6-

         referred to as the "Standstill RSPs"). For the avoidance of doubt, the proviso contained in the foregoing sentence does not restrict the RSPs from delivering an Enforcement Notice to the Collateral Agent at any time during which a payment default exists (including, without limitation, during any Standstill Period).

                  "RSPs" shall have the meaning set forth in the definition of Required Secured Parties.

                  "Secured Parties" shall have the meaning set forth in the recitals hereto.

                  "Senior Credit Documents" shall mean the Credit Agreement, the Loan Documents, the Note Purchase Agreement and the Senior Notes.

                  "Senior Note Obligations" shall mean the obligations of BGI and its subsidiaries under the Note Purchase Agreement, the Senior Notes, the Security Documents (as defined in the Note Purchase Agreement) and the Guaranty Agreement (as defined in the Note Purchase Agreement).

                  "Senior Notes" shall have the meaning set forth in the recitals hereto.

                  "Standstill RSPs" shall have the meaning set forth in the definition of Required Secured Parties.

         2. GRANT OF SECURITY INTEREST. Each Company hereby grants to the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Collateral Agent, for the benefit of the Secured Parties, all of such Company's right, title and interest in, to and under the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

         3. AUTHORIZATION TO FILE FINANCING STATEMENTS. Each Company hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Company is an organization, the type of organization and any organizational identification number issued to such Company. Each Company agrees to furnish any such information to the Collateral Agent promptly upon request. Such financing statements may describe the collateral in the same manner as described in this Security Agreement or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Collateral Agent in connection herewith. Each Company ratifies and confirms the authorization of the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

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                                      -7-

         4. OTHER ACTIONS. Further to insure the attachment, perfection and first priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in the Collateral, each Company agrees, in each case at such Company's expense, to take the following actions with respect to the following Collateral and without limitation on each Company's other obligations contained in this Security Agreement:

                  4.1. PROMISSORY NOTES AND TANGIBLE CHATTEL PAPER. If any Company shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper in amounts in excess of $500,000 relating to Collateral of the types included in the Aggregate Borrowing Base, such Company shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

                  4.2. DEPOSIT ACCOUNTS. (a) On or prior to the Closing Date, each of the Companies will, and will cause each of its Subsidiaries to, establish a depository account (the "Concentration Account") under the control of the Collateral Agent for the benefit of the Secured Parties, in the name of the applicable Company, (b) at all times after the Closing Date, cause all cash proceeds of Collateral to be deposited only into local depository accounts ("Local Accounts"), concentration depository accounts with financial institutions which have entered into agency account agreements and, if applicable, lock box agreements (collectively, "Agency Account Agreements"), in form and substance satisfactory to the Collateral Agent (such concentration depository accounts being referred to collectively as "Interim Concentration Accounts") or the Concentration Account, (c) if at any time after the Closing Date a Cash Dominion Event has occurred and is continuing (unless and until a Cash Dominion Cure Event shall have occurred), at the request of the Collateral Agent, direct all depository institutions with Local Accounts to cause all funds (other than those amounts paid to the Borrowers' operating account or Local Accounts referred to
         Section 8.15.2, clause (y) of the Credit Agreement) held in each such Local Account to be transferred no less frequently than once each day to, and only to, an Interim Concentration Account or the Concentration Account, (d) if at any time after the Closing Date a Cash Dominion Event has occurred and is continuing (unless and until a Cash Dominion Cure Event shall have occurred), at the request of the Collateral Agent, direct all depository institutions with Interim Concentration Accounts to cause all funds of the Companies and their Subsidiaries held in such Interim Concentration Accounts to be transferred daily to, and only to, the Concentration Account, and (e) at all times after the Closing Date ensure that immediately upon any Company's or any of its Subsidiaries' receipt of any funds constituting cash proceeds of any Collateral, all such amounts shall have been deposited in a Local Account, an Interim Concentration Account or the Concentration Account. The Companies shall not enter into any agreement with any credit card processors unless contemporaneously therewith, a Credit Card Notification, in form and substance satisfactory to the Collateral Agent, is executed and delivered to the

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                                      -8-

         Collateral Agent. The Companies shall each cause each of their credit card processors to remit all proceeds of all credit card charges to a Concentration Account. If at any time a Cash Dominion Event has occurred and is continuing (unless and until a Cash Dominion Cure Event shall have occurred), each Company hereby agrees that all amounts received in the Concentration Account will be the sole and exclusive property of the Collateral Agent, for the accounts of the Secured Parties, to be applied in accordance with Section 4.2 of the Collateral Agency Agreement. The Collateral Agent agrees to deliver such documents and to take such steps, at the Borrowers' sole cost and expense, as are reasonably requested by the Borrowers to evidence the occurrence of any Cash Dominion Cure Event.

                  4.3. COLLATERAL IN THE POSSESSION OF A BAILEE. If any Collateral is, now or at any time hereafter, in the possession of a bailee, the Companies shall promptly notify the Collateral Agent thereof and, at the Collateral Agent's request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and such bailee's agreement to comply, without further consent of any Company, at any time with instructions of the Collateral Agent as to such Collateral. The Collateral Agent agrees with each Company that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Company with respect to the bailee.

                  4.4. ELECTRONIC CHATTEL PAPER AND TRANSFERABLE RECORDS. If any Company, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, any electronic document or any "transferable record," as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case constituting Collateral, such Company shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control, under Section 9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under Section 7-106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Company that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for such Company to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC Section 9-105, UCC Section 7-106, or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the

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                                      -9-

         Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Company with respect to such electronic chattel paper, electronic document or transferable record. The provisions of this Section 4.4 relating to electronic documents and "control" under UCC Section 7-106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

                  4.5. LETTER-OF-CREDIT RIGHTS. If any Company is, now or at any time hereafter, a beneficiary under a letter of credit constituting Collateral, such Company shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Company shall, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of the letter of credit or (b) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided for in Section 19.2.

                  4.6. OTHER ACTIONS AS TO ANY AND ALL COLLATERAL. Each Company further agrees, upon the request of the Collateral Agent and at the Collateral Agent's option, to take any and all other actions as the Collateral Agent may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that such Company's signature thereon is required therefor, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Collateral Agent's security interest in such Collateral,
         (c) obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Collateral Agent, including any consent of any licensor, lessor or other person obligated on Collateral, and (d) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Collateral Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

         5. REPRESENTATIONS AND WARRANTIES CONCERNING COMPANIES' LEGAL STATUS. Each Company has previously delivered to the Collateral Agent a certificate signed by such Company and entitled "Perfection Certificate" (the "Perfection Certificate"). Each

Company represents and warrants to the Secured Parties as follows: (a) such Company's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof, (b) such Company is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate,
(c) the Perfection Certificate accurately sets forth such Company's organizational identification number or accurately states that the Company has none, (d) the Perfection Certificate accurately sets forth such Company's place of business or, if more than one, its chief executive office, as well as such Company's mailing address, if different, (e) all other information set forth on the Perfection Certificate pertaining to such Company is accurate and complete, and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by such Company. On each anniversary of the Closing Date, each Company shall deliver to the Collateral Agent a certificate, in substantially the form attached hereto as Exhibit A, executed by an Authorized Officer of such Company (i) certifying that there has been no change in any information provided in the Perfection Certificate since the date on which such Perfection Certificate was signed by such Company or (ii) attaching an updated Perfection Certificate certified to be true and correct as of the date thereof.

         6. COVENANTS CONCERNING COMPANIES' LEGAL STATUS. Each Company covenants with the Secured Parties as follows: (a) without providing at least thirty (30) days prior written notice to the Collateral Agent, no Company will change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if any Company does not have an organizational identification number and later obtains one, such Company will forthwith notify the Collateral Agent of such organizational identification number, and (c) without providing at least thirty
(30) days prior written notice to the Collateral Agent and otherwise executing and delivering to the Collateral Agent all documentation which (i) the Administrative Agent reasonably determines is necessary to continue such Company's obligations under the Credit Agreement and the Collateral Agent's Liens on the Collateral and (ii) the Noteholders reasonably determine is necessary to continue such Company's obligations under the Note Purchase Agreement, no Company will change its type of organization, jurisdiction of organization or other legal structure.

         7. REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL, ETC. Each Company further represents and warrants to the Secured Parties as follows: (a) such Company is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any person or any adverse lien, except for the security interest created by this Security Agreement and other Liens permitted by the Credit Agreement and the Note Purchase Agreement, (b) none of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State, (c) all other information set forth on the Perfection Certificate pertaining to the Collateral is accurate and complete, and (d) there has been no change in any of such information since the date on which the Perfection Certificate was signed by such Company.

         8. COVENANTS CONCERNING COLLATERAL, ETC. Each Company further covenants with the Secured Parties as follows: (a) the Collateral, to the extent not delivered to the Collateral Agent pursuant to Section 4, will be kept at those locations listed on the Perfection Certificate (other than inventory held at new store locations arising after the date of the most recent Perfection Certificate delivered pursuant to Section 5 hereof) and, except as otherwise permitted under the terms of the Credit Agreement and the Note Purchase Agreement, no Company will remove the Collateral from such locations, without providing at least 30 days prior written notice to the Collateral Agent, (b) except for the security interest herein granted and Liens permitted by the Credit Agreement and the Note Purchase Agreement, each Company shall be the owner of the applicable Collateral free from any right or claim of any other person or any lien, and such Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Collateral Agent or any of the Lenders, (c) the Companies shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any lien in the Collateral in favor of any person, or become bound (as provided in Section 9-203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any person as secured party, other than the Collateral Agent, except for Liens permitted by the Credit Agreement and the Note Purchase Agreement, (d) each Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) each Company will permit the Collateral Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located, and (f) no Company will sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales of inventory in the ordinary course of business and dispositions permitted by the Credit Agreement and the Note Purchase Agreement.

         9.  INSURANCE.

                  9.1. MAINTENANCE OF INSURANCE. The Companies shall maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that no Company will be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Collateral Agent. In addition, all such insurance shall be payable to the Collateral Agent as loss payee for the benefit of the Secured Parties. Without limiting the foregoing, each Company will (a) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (b) maintain all such workers' compensation or similar insurance as may be required by law and (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of such Company; business interruption insurance; and product liability insurance.

                  9.2. INSURANCE PROCEEDS. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (a) so long as no Cash Dominion Event has occurred and is continuing, be disbursed to the Company which has suffered such loss and (b) in all other circumstances including the period during which a Cash Dominion Event has occurred and a Cash Dominion Cure Event has not yet occurred, be held by the Collateral Agent as cash collateral for the Obligations. The Collateral Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Collateral Agent may reasonably prescribe, for direct application by the appropriate Company solely to the repair or replacement of such Company's property so damaged or destroyed, or the Collateral Agent may apply all or any part of such proceeds to the Obligations as set forth in Section 19.2.

                  9.3. CONTINUATION OF INSURANCE. All policies of insurance shall provide for at least 30 days prior written cancellation notice to the Collateral Agent. In the event of failure by the Companies to provide and maintain insurance as herein provided, the Collateral Agent may, at its option, provide such insurance and charge the amount thereof to the Companies. The Companies shall furnish the Collateral Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         10.  COLLATERAL PROTECTION EXPENSES; PRESERVATION OF COLLATERAL.

                  10.1. EXPENSES INCURRED BY COLLATERAL AGENT. In the Collateral Agent's discretion, the Collateral Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums, in each case if any Company fails to do so. Each Company jointly and severally agrees to reimburse the Collateral Agent on demand for all expenditures so made. The Collateral Agent shall have no obligation to any Company to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Default.

                  10.2. COLLATERAL AGENT'S OBLIGATIONS AND DUTIES. Anything herein to the contrary notwithstanding, each Company shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by such Company thereunder. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any Secured Party of any payment relating to any of the Collateral, nor shall the Collateral Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent or any Secured Party may be entitled at any time or times. The Collateral Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account.

         11. SECURITIES AND DEPOSITS. The Collateral Agent may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Collateral Agent may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. During the continuance of an Event of Default, regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Collateral Agent or any Secured Party to any Company may at any time be applied to or set off against any of the Obligations.

         12. NOTIFICATION TO ACCOUNT DEBTORS AND OTHER PERSONS OBLIGATED ON COLLATERAL. If at any time a Cash Dominion Event has occurred and is continuing, and a Cash Dominion Cure Event has not occurred, the Companies shall, at the request and option of the Collateral Agent, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Collateral Agent in any account or other Collateral and that payment thereof is to be made directly to the Collateral Agent or to any financial institution designated by the Collateral Agent as the Collateral Agent's agent therefor, and the Collateral Agent may itself, without notice to or demand upon such Company, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification, such Company shall hold any proceeds of collection of accounts and other Collateral received by such Company as trustee for the Collateral Agent, for the benefit of the Secured Parties, without commingling the same with other funds of such Companies and shall turn the same over to the Collateral Agent in the identical form received, together with any necessary endorsements or assignments. The Collateral Agent shall apply the proceeds of collection of accounts and other Collateral received by the Collateral Agent to the Obligations in accordance with the requirements of the Collateral Agency Agreement, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

         13.  POWER OF ATTORNEY.

                  13.1. APPOINTMENT AND POWERS OF COLLATERAL AGENT. Each Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Company or in the Collateral Agent's own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Security Agreement and hereby gives said attorneys the power and right, on behalf of such Company, without notice to or assent by such Company, to do the following:

                           (a) solely upon the occurrence and during the
                  continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at such Company's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary or useful to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein, in order to effect the intent of this Security Agreement, all no less fully and effectively as such Company might do, including the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

                           (b) to the extent that any Company's authorization
                  given in Section 3 is not sufficient, to file such financing statements with respect hereto, or a photocopy of this Security Agreement in substitution for a financing statement, as the Collateral Agent may deem appropriate and to execute in such Company's name such financing statements and amendments thereto and continuation statements which may require such Company's signature.

                  13.2. RATIFICATION BY COMPANIES. To the extent permitted by law, each Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

                  13.3. NO DUTY ON COLLATERAL AGENT. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent and Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Company for any act or failure to act, except for the Collateral Agent's own gross negligence or willful misconduct.

         14.  COLLATERAL ACTIONS.

                  14.1. ENFORCEMENT NOTICE. If an Event of Default shall have occurred and be continuing, the Required Secured Parties shall have the right to deliver an Enforcement Notice in respect of the Collateral instructing the Collateral Agent to exercise remedies with respect to the Collateral. The Collateral Agent shall exercise or refrain from exercising all such rights, powers and remedies as shall be available to it under the Senior Credit Documents to which it is a party or with respect to the Collateral solely in accordance with an Enforcement Notice received from the Required Secured Parties; provided that, in case of an emergency in order to protect any of the Collateral, the Collateral Agent may take, but shall have no obligation to take, any such actions as shall be available to it under the Senior Credit Documents as it shall deem to be in the best interests of the Secured Parties. No Enforcement Notice, once issued, may be rescinded or withdrawn without the written consent of the Required Secured Parties.

                  14.2. RIGHTS AND REMEDIES. If an Event of Default shall have occurred and be continuing, the Collateral Agent, without any other notice to or demand upon any Company, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including, the right to take possession of the Collateral, and for that purpose the Collateral Agent may, so far as the Companies can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Collateral Agent may in its discretion require any Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of such Company's principal office(s) or at such other locations as the Collateral Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent shall give to the Companies at least five (5) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Each Company hereby acknowledges that five (5) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, each Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent's rights and remedies hereunder, including its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

         15. STANDARDS FOR EXERCISING RIGHTS AND REMEDIES. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Company acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent (a) to fail to incur expenses reasonably deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as any Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Collateral Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Company acknowledges that the purpose of this Section 15 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill the Collateral Agent's duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Collateral Agent's exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 15. Without limitation upon the foregoing, nothing contained in this Section 15 shall be construed to grant any rights to any of the Companies or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 15.

         16. NO WAIVER BY COLLATERAL AGENT, ETC. The Collateral Agent shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Collateral Agent with the consent of the Required Secured Parties. No delay or omission on the part of the Collateral Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Collateral Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Collateral Agent deems expedient.

         17. SURETYSHIP WAIVERS BY COMPANIES. Each of the Companies waives demand, notice, protest, notice of acceptance of this Security Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable. The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 10.2. Each Company further waives any and all other suretyship defenses.

         18. MARSHALLING. Neither the Collateral Agent nor any Secured Party shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any Secured Party hereunder and of the Collateral Agent or any Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent's rights and remedies under this Security Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Company hereby irrevocably waives the benefits of all such laws.

         19.  PROCEEDS OF DISPOSITIONS; EXPENSES.

                  19.1. EXPENSES. The Companies jointly and severally agree to pay to the Collateral Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Collateral Agent in protecting, preserving or enforcing the Collateral Agent's rights and remedies under or in respect of any of the Obligations or any of the Collateral. Until paid, all amounts due and payable by any Company to the Collateral Agent hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest as set forth in Section 20.

                  19.2. APPLICATION OF PROCEEDS OF DISPOSITIONS. Any proceeds of collection or sale or other disposition of Collateral shall be applied in accordance with Section 4.2 of the Collateral Agency Agreement.

         20. OVERDUE AMOUNTS. Until paid, all amounts due and payable by any Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth (a) with respect to the Bank Credit Obligations, in the Credit Agreement and (b) with respect to the Senior Note Obligations, in the Note Purchase Agreement and the Senior Notes.

         21. GOVERNING LAW; CONSENT TO JURISDICTION. THIS SECURITY AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. Each of the Companies agrees that any action or claim arising out of any dispute in connection with this Security Agreement, any rights or obligations hereunder or the performance or enforcement of such rights or obligations may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Companies by mail at the address specified in Section 16.6 of the Credit Agreement. Each Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         22. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS SECURITY AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each Company (a) certifies that neither the Collateral Agent or any Secured Party nor any representative, agent or attorney of the Collateral Agent or any Secured Party has represented, expressly or otherwise, that the Collateral Agent or any Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Security Agreement and (b) acknowledges that, in entering into the Credit Agreement, the Amendment No. 1 to the Note Purchase Agreement and the other Loan Documents to which the Collateral Agent or any Secured Party is a party, the Collateral Agent and the other Secured Parties are relying upon, among other things, the waivers and certifications contained in this Section 22.

         23. MISCELLANEOUS. The headings of each section of this Security Agreement are for convenience only and shall not define or limit the provisions thereof. This Security Agreement and all rights and obligations hereunder shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Collateral Agent, the other Secured Parties and their respective successors and assigns. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Security Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each Company acknowledges receipt of a copy of this Security Agreement.

                  [Remainder of Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, intending to be legally bound, each Company has caused this Security Agreement to be duly executed under seal as of the date first above written.

                                 BORDERS GROUP, INC.

                                 By: __________________________________________
                                     Name:  Edward W. Wilhelm
                                     Title: Senior Vice President, Finance
                                             and Chief Financial Officer

                                 BORDERS, INC.
                                 WALDEN BOOK COMPANY, INC.
                                 BORDERS OUTLET, INC.

                                 By: __________________________________________
                                     Name:  Edward W. Wilhelm
                                     Title: Senior Vice President, Treasurer,
                                            and Assistant

Accepted:
FLEET RETAIL GROUP, INC.,
as Collateral Agent

By: ____________________________
    Name:  Kathleen A. Dimock
    Title: Managing Director

    Address:
    40 Broad Street
    Boston, MA 02109

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF ______________________________________________)
                                                                       ) ss.
COUNTY OF _____________________________________________________________)

         On this ___ day of July, 2004, before me, the undersigned notary public, personally appeared Edward W. Wilhelm, proved to me through satisfactory evidence of identification, which were _____________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose (as Senior Vice President, Treasurer and Assistant Secretary for BORDERS GROUP, INC., a Michigan corporation ("BGI"), BORDERS, INC., a Colorado corporation ("Borders"), WALDEN BOOK COMPANY, INC., a Colorado corporation and BORDERS OUTLET, INC., a Colorado corporation).

                                        ________________________________________
                                        (official signature and seal of notary)

                                        My commission expires:

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF ______________________________________________)
                                                                       ) ss.
COUNTY OF _____________________________________________________________)

         On this ___ day of July, 2004, before me, the undersigned notary public, personally appeared Kathleen A. Dimock, proved to me through satisfactory evidence of identification, which were _______________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose (as Managing Director for FLEET RETAIL GROUP, INC.).

                                        ________________________________________
                                        (official signature and seal of notary)

                                        My commission expires:

                                    EXHIBIT A

                              OFFICER'S CERTIFICATE

                                 June ___, 200_

         Reference is hereby made to (a) that certain Amended and Restated Multicurrency Revolving Credit Agreement dated as of June ___, 2004 (as amended, modified, or restated and in effect from time to time, the "Credit Agreement"), among the Borrowers (as defined therein), the financial institutions party thereto as Lenders, Fleet Retail Group Inc. d/b/a Bank of America Retail Finance Group, as administrative and collateral agent for itself and the Lenders (the "Collateral Agent") and the other agents party thereto; and (b) that certain Security Agreement dated as of June ___, 2004 (the "Security Agreement") between the Companies (as defined therein) and the Collateral Agent.

         Pursuant to Section 5 of the Security Agreement, the undersigned hereby certifies that he/she is the duly elected, qualified and acting [__] of [__] (the "Company"), and in such capacity hereby certifies on behalf of the Company, and not individually, that, [the representations and warranties contained in
Section 5 of the Security Agreement are true and correct as of the date hereof] [attached hereto is a copy of the Perfection Certificate of the Company true and correct as of the date hereof].

                                        [COMPANY]

                                        By: ____________________________________
                                            Name:
                                            Title: